UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 590-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Company announced that its Board of Directors declared a quarterly cash dividend of $0.13 per share, payable on May 31, 2012 to stockholders of record on May 15, 2012. The dividend is an increase of 8.3% from the prior quarter’s cash dividend of $0.12 per share. A news release dated April 26, 2012 announcing the quarterly cash dividend is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

The Company will make a presentation at its 2012 Annual Meeting of Stockholders to be held at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey on Thursday, April 26, 2012, at 10:00 a.m., local time. The presentation provides an overview of the Company’s business and strategic focus. A copy of the presentation is attached as Exhibit 99.2 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on April 26, 2012 announcing the declaration of a quarterly cash dividend.

99.2	Slide presentation to be made at the Company’s 2012 Annual Meeting of Stockholders to be held on April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

Date: April 26, 2012	By:	/s/ Christopher Martin
Christopher Martin,
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by the Company on April 26, 2012 announcing the declaration of a quarterly cash dividend.

99.2	Slide presentation to be made at the Company’s 2012 Annual Meeting of Stockholders to be held on April 26, 2012.